Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

In connection with the report of Entrx Corporation (the “Company”) on Form 10-QSB for the period ending June 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Peter L. Hauser, Chief Executive Officer of the Company, and I, Brian D. Niebur, Chief Financial Officer of the Company, certify to the best of our knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

i.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

ii.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Peter L. Hauser
Peter L. Hauser Chief Executive Officer August 14, 2006

/s/ Brian D. Niebur
Brian D. Niebur Chief Financial Officer August 14, 2006